EXHIBIT 10.42

Second Amendment to Asset Purchase Agreement dated as of June 22, 2006 between MWH Preservation Limited Partnership

and CNL Income Properties, Inc.

SECOND AMENDMENT TO

ASSET PURCHASE AGREEMENT

THIS SECOND AMENDMENT TO ASSET PURCHASE AGREEMENT (this “Amendment”) is made as of June     , 2006, by and between MWH PRESERVATION LIMITED PARTNERSHIP, a New Hampshire limited partnership (“Seller”), and CNL INCOME PROPERTIES, INC. a Maryland corporation (“Purchaser”) (each of Seller and Purchaser are at times hereinafter referred to individually as a “Party” and together as the “Parties”).

WITNESSETH:

WHEREAS, Seller and Purchaser entered into that certain Asset Purchase Agreement dated as of January 20, 2006, as amended by that e-mail message from Wayne Presby sent April 20, 2006, and, as further amended by that certain Amendment to Asset Purchase Agreement dated April 25, 2006 (the “First Amendment”) (collectively, the “APA”), relating to the contemplated sale by Seller and the contemplated acquisition by Purchaser of portions of the Bretton Woods Resort in New Hampshire;

WHEREAS, all defined terms used in this Amendment, as indicated by the initial capitalization thereof, shall, unless otherwise expressly defined herein, have the same meaning ascribed thereto in the APA; and

WHEREAS, Seller and Purchaser desire to enter into this Amendment for the purpose of memorializing and confirming their understandings and agreements relative to amendments and modifications to the terms and provisions in the APA.

NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

1.	Tenant Leases and Contracts Removed. Purchaser represents and warrants that BW and Purchaser have agreed that certain agreements that Purchaser had the right to assume under the APA shall be assigned to and assumed by BW instead. Such agreements are set forth on Exhibit A hereto, all references to them in the APA shall be deemed deleted, and they shall no longer be Contracts and Tenant Leases under the APA.

2.	Compressors. Upon delivery of a bill of sale, bill of lading, or other document reasonably evidencing the lien-free transfer of title to the compressors and all equipment related thereto (as described on Exhibit B), executed counterparts of the promissory note and security agreement attached hereto as Composite Exhibit C (which executed counterparts are being held in escrow by Purchaser’s counsel at the law firm of Lowndes, Drosdick, Doster, Kantor & Reed, P.A.) shall be released from escrow and delivered to Seller, and Seller may record UCC-1 financing statements covering such equipment as provided in such security agreement.

3.	Conveyance of Certain Land to Purchaser. The Parties agree and acknowledge that the real property more particularly described on Exhibit D attached hereto shall be added to the description of and shall become part of the Land, as such term is defined in, and for the purposes of, the APA.

4.	Sewer Repairs. As set forth in Paragraph 6 of the First Amendment, Purchaser and Seller have previously reached certain agreements and understandings relative to the Sewer Repairs. Following the execution of the First Amendment, Purchaser asked Seller to cease the completion of the Sewer Repairs to permit Purchaser (i) to implement possible changes to the plans and specifications for the Sewer Repairs and (ii) to cause the Sewer Repairs to be completed following the Closing. Accordingly, the terms and provisions in Paragraph 6 in the First Amendment are hereby modified as follows:

(a)	Seller shall have no further obligations with respect to the preparation or revision of plans and specifications for the Sewer Repairs or, except as provided in this Paragraph 6 (and only to the extent the same relates to the payment of certain costs and expenses), the completion of the Sewer Repairs. Consistent with the immediately preceding sentence, the December 31, 2006, date set forth in Paragraph 6 of the First Amendment shall have no further application.

(b)	Promptly following the Closing, Purchaser shall engage an engineer selected by Purchaser to analyze the Sewer Repairs and to complete any revisions that Purchaser may desire in the plans and specifications for the Sewer Repairs that previously were prepared by Seller. The cost and expense incurred by Purchaser in connection with such analysis and revisions to the Sewer Repairs plans and specifications after Closing shall be borne solely by Purchaser. Upon the finalization of the Sewer Repairs plans and specifications to Purchaser’s satisfaction, Purchaser shall proceed diligently to cause the Sewer Repairs (as reflected in Purchaser’s plans and specifications therefor) to be completed in a timely manner.

(c)	Attached hereto as Exhibit E is a copy of the line-item budget for the completion of the Sewer Repairs (“Seller’s Sewer Repairs Budget”) pursuant to the plans and specifications that Seller commissioned prior to Closing. As set forth in Seller’s Sewer Repairs Budget, Seller’s total budgeted cost for designing and completing the Sewer Repairs was Four Hundred Eighty-Four Thousand and No/100 Dollars ($484,000.00). Seller represents and warrants that Seller previously has incurred and paid the sum of Five Thousand Two Hundred Seventeen and 50/100 Dollars ($5,217.50) in connection with the preparation of plans and specifications for the Sewer Repairs.

(d)	Subject to the terms and provisions in this Paragraph 4(d), Seller shall be responsible for reimbursing Purchaser for all costs and expenses incurred by Purchaser in completing the Sewer Repairs after Closing (excluding the design costs incurred by Purchaser, as addressed in Paragraph 4(b) herein). Such reimbursement obligations and the rights of Purchaser with respect there, are subject to the following terms and provisions:

(1)	The maximum monetary obligation of Seller relative to the costs and expenses incurred by Purchaser to complete the Sewer Repairs is Four

Hundred Eighty-Four Thousand and No/100 Dollars ($484,00.00), which is the Seller’s total budgeted cost of designing and completing the Sewer Repairs, of which $5,115.87 has already been paid by Seller.

(2)	If, on a line item-by-line item basis (referring to Seller’s Sewer Repairs Budget), the cost of completing the Sewer Repairs pursuant to Purchaser’s plans and specifications is greater than the corresponding line item in Seller’s Sewer Repairs Budget, then Purchaser shall bear such excess costs over and above the relevant line item amount in Seller’s Sewer Repairs Budget. Conversely, if, on a line item-by-line item basis, the cost of completing the Sewer Repairs pursuant to Purchaser’s plans and specifications is less than the corresponding line item in Seller’s Sewer Repairs Budget, then Seller shall be entitled to receive such savings amount(s). Provided, however, in completing the calculation and budget line-item comparison contemplated in this Paragraph 4(d)(2), the comparison shall be made on the basis of a scope of work for each line item that is comparable to the scope of work reflected in Seller’s Sewer Repairs Budget, regardless of the actual scope of work for each such line item in Purchaser’s budget.

(3)	Seller’s obligation under this Paragraph 4 to reimburse Purchaser relative to costs and expenses incurred with respect to the completion of the Sewer Repairs shall be encompassed by and secured by Seller’s Escrow. Thus, upon delivery by Purchaser to Seller from time to time of evidence of actual out-of-pocket expenses incurred by Purchaser in connection with the completion of the Sewer Repairs, Seller shall authorize Escrow Agent to release to Purchaser from Seller’s Escrow the relevant amount, subject to the terms and provisions in Paragraph 4(d)(2) herein. Also, upon the completion by Purchaser of all of the work associated with a given line item in Purchaser’s budget for the completion of the Sewer Repairs which corresponds with a line item in Seller’s Sewer Repairs Budget, Purchaser shall, if and to the extent that the applicable line-item costs incurred by Purchaser for such item are less than the corresponding line-item amount in Seller’s Sewer Repairs Budget (per Paragraph 4(d)(2) herein), authorize Escrow Agent to release to Seller from Seller’s Escrow the relevant savings amount for such line item.

5.	Fire Repairs. Exhibit A to the First Amendment lists certain repairs to be made by Seller as follows (the “Fire Repairs”):

Below: As May be Required by the New Hampshire

State Fire Marshal

Replace Fire Panels	$165,000.00

Guest Room Fire Enunciators	$82,500.00

Correct Fire Alarm Safety Deficiencies

From Inspection Reports

For MWH (plus CR 9.7A)	$33,000.00
For BAI	$16,500.00
For BWML	$16,500.00

The Fire Repairs total $313,500.00. Purchaser and Seller agree that if the New Hampshire State Fire Marshal requires Purchaser or its Affiliates to make any of the Fire Repairs, such Fire Repairs shall constitute an Indemnification Claim in the maximum amounts specified for each item above, for which Purchaser shall be entitled payment under the Seller’s Escrow as set forth in the Escrow Agreement dated the date hereof among the Purchaser, the Seller, and the Escrow Agent named therein; provided that (i) such indemnification shall be Purchaser’s sole remedy and sole recourse against Seller for the Fire Repairs; and (ii) any such Indemnification Claim must be made within the period of two years following the date hereof, after which Seller shall have no further liability for the Fire Repairs.

6.	Allocation of Purchase Price. Section 3.4 of the APA entitled “Allocation of Purchase Price” is hereby deleted. For purposes of all reporting for New Hampshire Real Estate Transfer Taxes only, the parties agree to allocate $38,000,000 to the real estate being conveyed under the APA. For other state tax and all federal tax purposes, the parties are free to allocate the Purchase Price in such manner as each shall determine in its sole discretion. Purchaser agrees that it will allow appraisers engaged by Seller to enter onto the real estate being conveyed under the APA from time to time at reasonable times for purposes of appraising such real estate and other assets being conveyed to Purchaser for Seller’s tax allocations.

7.	Ratification. The terms and provisions in the APA are deemed amended if and to the extent inconsistent with the terms and provisions in this Amendment. Otherwise, the terms and provisions in the APA are hereby ratified and confirmed by Seller and Purchaser.

8.	Execution of Amendment. A Party may deliver executed signature pages to this Amendment by facsimile transmission to the other Party, which facsimile copy shall be deemed to be an original executed signature page. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one agreement with the same effect as if the Parties hereto had signed the same signature page.

IN WITNESS WHEREOF, each Party has caused this Amendment to be executed and delivered in its name by a duly authorized officer as of the date first set forth above.

PURCHASER:

CNL INCOME PROPERTIES, INC. a Maryland corporation

By:	/s/ Myron Thomas
Name:	Myron Thomas
Title:	Vice President of Corporate Finance and Treasury

SELLER:

MWH PRESERVATION LIMITED PARTNERSHIP, a New Hampshire limited partnership

By:	Mountain Properties Preservation Corporation, a New Hampshire corporation, its sole General Partner

By:	/s/ Wayne W. Presby
Name:	Wayne W. Presby
Title:	Chairman

EXHIBIT A

CONTRACTS AND TENANT LEASES

Agreement with:	Date	Equipment	Monthly Payment	Term	Months Remaining
Volkswagens – 4	11/17/2005 10/21/2004	Jetta 1 yr. Reimbursement from VW Toureg reimbursed by VW 2 Other VW cars reimbursed by VW	$978.50	$7265.04 24	0 12

John Deere CAT315CL	7/1/2002	Excavator	$2023.83	60	19

Caterpillar – backhoe loader	9/26/05	001-0374473-000	$1401.16	36	34

US Bancorp	11/1/2004	3 Alpine Groomers 3 seasons 5 payments Dec-Apr	$32490	15	10

US Bancorp	10/1/05	1 Alpine Groomer 3 seasons 5 payments Dec-Apr	$12315.94	15	15

Groomers – 1 (Citizens)	7/12/2004	Nordic Groomer	$1058.56	60	45

Patsy’s	12/14/2003 12/21/2004	Ford E450 2001 Ford E450 2004	$998.35 $1235.67	48 48	24 36

GMAC	12/17/2003	2004 Gvan – got info in mail for lease ending 4/2006 and buyout info	$750.64	24	1

GMAC	10/31/2004	2005 Express Van	$399.61	36	23

Computer Equipment/RTP		Software/hardware RTP installation total to date $295077.80. There are additional invoices not included in the LOC at this time. Will be rolled into loan when all invoices are received

Agreement with:	Date	Equipment	Monthly Payment	Term	Months Remaining
Ikon Copiers	6/18/2002	Ski Area	$235	48	8

Ikon Copiers	4/14/2003 IR8500, IR2200(3), IR2200/fax(2) Ricoh 1224, IR5000/IR2200	Various locations around resort	$3360	48	15

Ikon Copiers	Ricoh 1224, fax, cabinet		$395 minimums plus add’l copies charges	48	19

Pitney Bowes		Postage Machine

Ikon Copiers	12/27/05	Canon IR6000 (replaces IR5000) billed quarterly reduces 4/14/03 Contract by $698/month	$593	60	60

2

EXHIBIT B

IR Centac Compressor Serial No. M93-7304 (IC No. 200500699) for snow making

IR Centac Compressor Serial No. M93-7305 (IC No. 200500700) for snow making

CMC Upgrade for EQ# 200500699

CMC Upgrade for EQ# 200500700

(2) I-R2-1820-136 Fluid Cooler with Cycling Fans (Part No. RB 200600318)

Dual Pump Module with Control (Part No. RB 200600319)

10x60 Surge/Expansion Tank (Part No. RB 200600320)

Installation Drawings

Pro 12039447

Pro 6669995

EXHIBIT C

[NOTE AND SECURITY AGREEMENT]

EXHIBIT D

The Bethlehem Tract, as shown and described on the Plan attached as Schedule 3.2 to the APA.

The McSherry Tract, more particularly described as:

Parcel located in the Town of Carroll, Coos County, New Hampshire, shown as the “Additional Land .038 Acres” on a plan entitled “Site Plan of Presidential Views Condominiums at Bretton Woods” dated November 2002 (last revised March 2005) prepared by Kellogg Surveying & Mapping, and recorded in the Coos County Registry of Deeds as Plan No. 2370 (see also, “First Amendment to Declaration, Presidential Views at Bretton Woods, a Condominium,” dated March 20, 2006, and recorded in said Registry at Book 1165, Page 0656, in which the said “Additional Land 0.38 Acres” is specifically excluded from the land submitted to condominium and is withdrawn by the Declarant).